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                                                                   EXHIBIT 10(l)

                        AMERICAN FREIGHTWAYS CORPORATION

                             AMENDED AND RESTATED
                             EXCESS BENEFITS PLAN



                                   ARTICLE I

                             ESTABLISHMENT OF PLAN
                             ---------------------

          Section 1.01. Establishment. American Freightways Corporation Excess Benefits Plan was established effective as of 1993. This amended and restated Plan is effective March 1, 1994.

          Section 1.02. Purpose. The purpose of this Plan is solely to provide benefits in excess of the limitations of Section 415(c), 415(e), 401(k) and
Section 401(a)(17) of the Internal Revenue Code of 1986, or corresponding provisions of subsequent federal tax laws ("Code") to a select group of management or highly compensated employees upon whose efforts the continued successful operation of the Company is largely dependent, and to ensure the continued availability of their services to the Company.

          Section 1.03. Funding. The Plan is unfunded and the rights, if any, of any person to any benefits hereunder shall be the same as any unsecured general creditor of the Company. The benefits payable under this Plan shall be paid by the Company each year out of the Trust under the American Freightways Corporation Amended and Restated Executive Saving Plan dated as of March, 1993 (the "Trust"), to the full extent of the assets contained in the Trust, otherwise out of the Company's general assets.


                                  ARTICLE II

                        DEFINITIONS AND INTERPRETATION
                        ------------------------------

          Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth;

     (a) "Board" means the Board of Directors of the Company which shall interpret the Plan in its sole discretion.

     (b)  "Company" means American Freightways Corporation.
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     (c)  "Excess Benefit Plan Account" means the book reserve established for each Participant to which shall be credited his benefit under this Plan.

     (d) "Participant" means a participant under the Profit-Sharing Plan (i) who is designated by the Board as being eligible to participate in this Plan, (ii) who agrees to be bound by the provisions of this Plan on a form provided by the Company and (iii) who is, or whose beneficiaries are entitled to benefits under the Plan.

     (e) "Plan" means the "American Freightways Corporation Amended and Restated Excess Benefits Plan" as set forth herein and as it may be amended from time to time hereafter.

     (f) "Profit-Sharing Plan" means the "American Freightways Corporation 401(k) Profit-Sharing Plan" as amended from time to time.

     (g) "Trust" means the Trust under the American Freightways Corporation Amended and Restated Excess Benefits Plan, as may be amended from time to time.

     Section 2.02.  Construction and Governing Law.

     (a) This Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with the laws of the State of Arkansas.

     (b) Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate and the words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate

     (c) When the initial letter of a word or phrase is Capitalized herein and such word or phrase is not defined in Section 2.01, such word or phrase shall have such meaning as provided in the Profit-Sharing Plan.


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                                  ARTICLE III

                               AMOUNT OF BENEFIT
                               -----------------

          Section 3.01. Allocations. If, with respect to any Plan Year, the allocation made to the Account of a Participant under the Profit-Sharing Plan is less than the allocation that would have been for the benefit of such Participant but for the application of the limitations on benefits under Code Sections 415(c), 415(e), 401(k) or 401(a)(17), the Participant shall be entitled to have his Plan Account credited with an amount equal to the difference between the actual allocation made for the benefit of such Participant for the Plan Year and the allocation that would have been made for such Participant but for the application of such Code limitations. Such allocation shall be made at such time as these benefits would have been contributed to the Profit Sharing Plan, if determinable, otherwise as of the last day of the corresponding year.

          Section 3.02. Credited Interest. The balance of a Participant's Excess Benefit Plan Account as of any Valuation Date shall be credited with a gain (or debited with a loss), equal to the gain (or loss) such balance would have experienced had it been invested in the Trust for the period from the date the funds were credited to such Excess Benefit Plan Account until such Valuation Date.

          Section 3.03. Vesting. A Participant under this Plan shall vest in his Excess Benefit Plan Account in accordance with the vesting schedule set forth in the Profit-Sharing Plan.

                                 ARTICLE IV

                              PAYMENT OF BENEFITS
                              -------------------

          Section 4.01. Retirement. Upon retirement, benefits under this Plan shall be payable to a Participant on the same date in annual installments over a five year period. The amount of each installment shall be determined by multiplying the value of the amount of the Excess Benefit Plan Account to be distributed by a fraction, the numerator of which is one and the denominator of which is the total number of installments remaining to be paid. Such benefits shall be payable commencing with payments under the Profit-Sharing Plan. Such benefits shall be paid first out of the assets of the Trust, to the extent thereof, and, otherwise out of the general assets of the Company.

          Section 4.02. Termination. Upon the death, disability or other termination of Participant's employment with the Company other than by retirement, all vested amounts in such Participant's Excess Benefits Plan Account shall be distributed in a single cash lump sum payment to Participant (or his designated beneficiary) on a date that is the later of (i) ninety (90) days after the date of death, disability or termination, or (ii) January 1 or the year beginning after the date of such death, disability or termination.

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                                   ARTICLE V

                                ADMINISTRATION
                                --------------

          Section 5.01. Plan Administrator. The person or persons designated by the Plan Administrator of the Profit-Sharing Plan to perform the administrative functions for the Profit-Sharing Plan shall perform the administrative functions necessary for the operation of this Plan, except that no person shall vote or take action with respect to his own Plan benefit.


                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          Section 6.01. Amendments. The Board from time to time may amend, suspend, or terminate, in whole or In part, any or all of the provisions of this Plan, effective as of the beginning of any calendar year commencing on or after the date of adoption of such action by the Board; provided, however, that no such action shall affect the rights of any Participant, or the operation of this Plan with respect to any benefits of a Participant which have accrued prior to such action.

          Section 6.02. No Employment Rights. Neither the establishment of this Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in the employ of an Employer; and no Participant and no person claiming under or through such Participant shall have any right or interest in any benefit under this Plan unless and until the terms, conditions and provisions of this Plan affecting such Participant shall have been satisfied,

          Section 6.03. Nonalienation. The right of any Participant or any person claiming under or through such Participant to any benefit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

          Section 6.04. Limitation of Liability. No member of the Board and no officer or employee of an Employer shall be liable to any person for any action taken or omitted in connection with the administration of this Plan, nor shall an Employer be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any right to an accounting or to examine the books or the affairs of an Employer. Nothing in this Plan shall be construed to create any trust or fiduciary relatIonship between an Employer and any Participant or any other person.

          Suction 6.05. Acceleration of Payment. The Board in its sole discretion may accelerate the time of payment of any benefit to any Participant or Beneficiary to the extent that it deems It equitable or desirable under the circumstances.

          Section 6.06. Representative of Board. The Board may from time to time designate an individual or committee to carry out any duties or responsibilities of the Board hereunder.

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          Section 6.07.  Designation of Beneficiary.  Each Participant may
designate a beneficiary in writing to receive any and all payments to which he may be entitled under this Plan upon his death. If a Participant fails to designate a beneficiary in writing, benefits remaining unpaid at his death shall be paid to his surviving spouse and if there is no surviving spouse to the executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable law.


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          IN WITNESS WHEREOF, the undersigned has caused this Amended and
Restated Plan to be executed as of this 7th day of February, 1996.

                                       AMERICAN FREIGHTWAYS CORPORATION



                                       By: /s/Tom Garrison
                                          --------------------------
                                       Its: Vice President
                                           -------------------------



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